Exhibit 10.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM	MORRISON & FOERSTER LLP NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SAN DIEGO, WASHINGTON, D.C. NORTHERN VIRGINIA, DENVER, SACRAMENTO, WALNUT CREEK TOKYO, LONDON, BEIJING, SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

January 5, 2009	Writer’s Direct Contact
415.268.7211
PPfister@mofo.com
Richard Weinberg
Vice President
Pegasus Partners IV, L.P.
99 River Road
Cos Cob, CT 06807

Re:	Purchase of Lighting Science Group Corporation Preferred Stock and Warrant
Dear Mr. Weinberg:
This letter sets forth our understanding of the terms upon which Pegasus Partners IV, L.P. (“Pegasus”) has agreed to purchase from us 219,582 shares of Series C Preferred Stock (the “Preferred Shares”) and a Warrant (the “Warrant”) to purchase 3,293,725 shares of Common Stock of Lighting Science Group Corporation (“LSG”).
By signing a copy of this letter in the place provided below, Pegasus agrees that it will purchase the Preferred Shares and Warrant from our Firm for cash in the amount of $2,799,665.18 (the “Purchase Price”), immediately upon receipt by it of (1) stock certificate No. C-1 evidencing the Preferred Shares registered in our name and endorsed to Pegasus, and (2) Warrant No. 109, issued in our name and endorsed to Pegasus, and agrees that it is not purchasing the Preferred Shares and Warrant with a view to further distribution. We are currently holding in our trust account funds in the amount of the Purchase Price, advanced by Pegasus, and upon receipt from Pegasus or its authorized attorneys, Akin Gump, of written instructions by email or other means of written communication, to release such funds, we will disburse the funds to our own account.
We understand that, when notified of the consummation of the transaction set forth in the preceding paragraph, Haynes and Boone, LLP, counsel for LSG, will be issuing to Pegasus its opinion with respect to such transaction.

Richard Weinberg
January 5, 2009
Page Two
Please sign in the places set forth below a copy of this letter, and it will then become an agreement between us on the terms set forth above. Signatures may be on separate counterparts.
Sincerely,
/s/ Peter J. Pfister
Peter J. Pfister
For Morrison & Foerster LLP
Accepted and agreed to this _7th___day of January, 2009
Pegasus Partners IV, L.P.

By	Pegasus Investors IV, L.P. its general partner

By	Pegasus Investors IV GP, L.L.C. its general partner

By	/s/ Richard Weinberg Richard Weinberg Vice President